SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

UNITED BANKSHARES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UNITED BANKSHARES, INC.
P. O. BOX 1508
UNITED SQUARE
FIFTH AND AVERY STREETS
PARKERSBURG, WEST VIRGINIA 26101

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the 2004 Annual Meeting of Shareholders of UNITED BANKSHARES, INC. (“United”) will be held at The Blennerhassett Hotel, Fourth and Market Streets, Parkersburg, West Virginia on Monday, May 17, 2004, at 4:00 p.m., local time, for the purpose of considering and voting upon the following matters:

     1. To elect eighteen (18) persons to serve as directors of United. The nominees selected by the current Board of Directors are listed in the accompanying Proxy Statement for this Annual Meeting.

     2. To act upon any other business which may properly come before this Annual Meeting or any adjournment or adjournments thereof. The Board of Directors at present knows of no other business to come before this Annual Meeting.

     The close of business on March 29, 2004, has been fixed by the Board of Directors as the record date for determining the shareholders entitled to notice of and to vote at this Annual Meeting.

     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE REGARDLESS OF YOUR PLANS TO ATTEND THIS MEETING. IF YOU DO ATTEND, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

     TWO INDIVIDUALS, WHO ARE NOT DIRECTORS OF UNITED, HAVE BEEN NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED BY PROXY, IF YOU WISH TO CHOOSE SOME OTHER PERSON TO ACT AS YOUR PROXY, MARK OUT THE PRINTED NAME AND WRITE IN THE NAME OF THE PERSON YOU SELECT.

By Order of the Board of Directors

April 8, 2004	Richard M. Adams Chairman of the Board and Chief Executive Officer

United Bankshares, Inc. United Square Fifth and Avery Streets Parkersburg, West Virginia 26101

PROXY STATEMENT

General Information

     These proxy materials are delivered in connection with the solicitation by the Board of Directors of United Bankshares, Inc. (“United,” the “Company,” “we,” or “us”), a West Virginia corporation, of proxies to be voted at our 2004 Annual Meeting of Shareholders and at any adjournment or postponement.

     You are invited to attend our Annual Meeting of Shareholders on May 17, 2004, beginning at 4:00 p.m. The Meeting will be held at The Blennerhassett Hotel, Fourth and Market Streets, Parkersburg, West Virginia.

     This Proxy Statement, form of proxy and voting instructions are being mailed on or about April 8, 2004.

Shareholders Entitled to Vote

     Holders of record of United common shares at the close of business on March 29, 2004 are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 43,630,213 common shares outstanding. Each common share is entitled to one vote on each matter properly brought before the Meeting.

Proxies

     Shareholders of record may vote their proxies by mail, in person, by telephone or by Internet.

     Proxies may be revoked at any time before they are exercised by (1) written notice to the Secretary of the Company, (2) timely delivery of a valid, later-dated proxy or (3) voting at the Annual Meeting.

     You may save us the expense of a second mailing by voting promptly. Choose one of the following voting methods to cast your vote.

Vote By Mail

     If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to us in the postage-paid envelope provided.

Vote By Telephone or Internet

     If you have telephone or Internet access, you may submit your proxy by following the instructions on the proxy card.

Vote at the Annual Meeting

     The method by which you vote now will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

     All shares that have been properly voted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting of Other Matters

     If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed form of proxy will have the discretion to vote on those matters for you. At the date this proxy statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

Required Vote and Cumulative Voting

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

     A plurality of the votes cast is required for the election of directors. Abstentions and broker “non-votes” are not counted for purposes of the election of directors.

     In the election of directors, shareholders cast one (1) vote for each nominee for each share held. However, every shareholder has the right of cumulative voting, in person or by proxy, in the election of directors. Cumulative voting gives each shareholder the right to aggregate all votes which he or she is entitled to cast in the election of directors and to cast all such votes for one candidate or distribute them among as many candidates and in such a manner as the shareholder desires.

     At our 2004 Annual Meeting, the number of directors to be elected is eighteen (18). Each shareholder has the right to cast eighteen (18) votes in the election of directors for each share of stock held on the record date. If you wish to exercise, by proxy, your right to cumulative voting in the election of directors, you must provide a proxy showing how your votes are to be distributed among one or more candidates. Unless contrary instructions are given by a shareholder who signs and returns a proxy, all votes for the election of directors represented by such proxy will be divided equally among the eighteen (18) nominees. If cumulative voting is invoked by any shareholder, the vote represented by the proxies delivered pursuant to this solicitation, which do not contain contrary instructions, may be cumulated at the discretion of the Board of Directors of United Bankshares, Inc. in order to elect to the Board of Directors the maximum nominees named in this proxy statement.

     On March 29, 2004, there were 43,630,213 shares of common stock outstanding that are held by approximately 6,276 shareholders of record and 5,826 shareholders in street name. A majority of the outstanding shares of United Bankshares, Inc. will constitute a quorum at the meeting.

Cost of Proxy Solicitation

     We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission, facsimile transmission or by telegram. Brokers, fiduciaries, custodians and other nominees have been requested to forward solicitation materials to the beneficial owners of the Company’s common stock. Upon request we will reimburse these entities for their reasonable expenses.

     In order to facilitate and expedite distribution of these proxy solicitation materials to brokers, fiduciaries, custodians, nominee holders and institutional investors, United has retained Georgeson Shareholder Communications, Inc. of Carlstadt, New Jersey (“Georgeson”). Pursuant to a retention letter dated February 24,

2004, Georgeson will contact all broker and other nominee accounts identified on United’s shareholder mailing list in order to facilitate determination of the number of sets of proxy materials such accounts require for purposes of forwarding the same to the beneficial owners. Georgeson will then assist in the delivery of proxy materials to these accounts for distribution. Georgeson will also (i) assist in the distribution of proxy materials to institutional investors, and (ii) follow-up with any brokers, other nominee accounts and institutional investors, requesting return of proxies. United is not retaining Georgeson to solicit proxies from registered holders or from non-objecting beneficial owners. Georgeson’s fee for the above services is $4,500 plus reasonable disbursements that may include the broker search, printing, postage, courier charges, filing reports, data transmissions and other expenses approved by United.

PROPOSAL 1: ELECTION OF DIRECTORS

     The Board of Directors consists of one class of eighteen (18) directors. Eighteen (18) directors will be elected at our 2004 Annual Meeting to serve for a one-year term expiring at our Annual Meeting in the year 2005. The Company’s Bylaws provide that the number of directors shall be at least five (5) and no more than thirty-five (35) with the composition and number of nominees to be set at the discretion of the Board of Directors. For the election of directors at the 2004 Annual Meeting, the Board of Directors established the composition and number of nominees to be elected at eighteen (18).

     The persons named in the enclosed proxy intend to vote the proxy for the election of each of the eighteen (18) nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees. Each nominee elected as a director will continue in office until his successor has been elected or until his death, resignation or retirement.

     The Board of Directors has proposed the following nominees for election as directors with terms expiring in 2005 at the Annual Meeting: Richard M. Adams, Robert G. Astorg, Thomas J. Blair, III, Harry L. Buch, W. Gaston Caperton, III, Lawrence K. Doll, H. Smoot Fahlgren, Theodore J. Georgelas, F. T. Graff, Jr., Russell L. Isaacs, John M. McMahon, J. Paul McNamara, G. Ogden Nutting, William C. Pitt, III, I. N. Smith, Jr., James G. Tardiff, Mary K. Weddle, and P. Clinton Winter, Jr.

     The Board of Directors recommends a vote “FOR” the election of each of these nominees for director.

     We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

     The principal occupation and certain other information about the nominees for director are set forth on the following pages.

DIRECTORS WHOSE TERMS EXPIRE IN 2004 AND NOMINEES FOR DIRECTORS

			Amount of Beneficial
			Ownership of Shares of
Name and Age as of the		Position, Principal Occupation, Business Experience and Directorships for	Common Stock and Options (d)
May 17, 2004 Meeting Date		the Last Five Years	Shares (a)	Options (b)%
Richard M. Adams	57	Chairman and Chief Executive Officer of both United and United Bank (WV). Director of the Company since 1984.	516,093	217,356	1.66%
Robert G. Astorg	60	CPA and Managing Director of American Express Tax and Business Services, Inc. Member of Astorg, Weyer & Daugherty, P.L.L.C.; Director of the Company since 1991.	26,304	-	*
Thomas J. Blair, III	72	Consulting Engineer and former President and Chief Executive Officer of Kelley, Gidley, Blair & Wolfe, Inc. Director of the Company since 1988.	144,110	-	*
Harry L. Buch	73	Attorney and Partner with Bailey, Riley, Buch & Harman. Former partner with Gompers, Buch, McCarthy & McLure. Director of the Company since 1990.	11,526	-	*
W. Gaston Caperton, III	64	President of The College Board. Director of Owens Corning. President of the Caperton Group. Former Governor of State of West Virginia. Director of the Company since 1997.	25,022	-	*
Lawrence K. Doll	54	President of The Lawrence Doll Company and Lawrence Doll Homes LLC. Chairman of United Bank (VA).	594	-	*
H. Smoot Fahlgren (c)	73	Chairman of the Board of Fahlgren, Inc. Director of the Company since 1984.	363,348	-	*
Theodore J. Georgelas	57	President of Georgelas & Sons, Inc. Chairman of the Board of Sector Communications. Former Chairman of the Board of United Bank (VA). Director of the Company since 1990.	44,764	-	*
F. T. Graff, Jr (c)	65	Attorney and Managing Partner of Bowles Rice McDavid Graff & Love PLLC. Director of the Company since 1984.	24,000	-	*
Russell L. Isaacs	71	Owner of Russell L. Isaacs and Company. Director of the Company since 1984.	37,709	-	*
John M. McMahon	63	Chairman of the Board of Miller & Long Co., Inc. Director of United Bank (VA). Director of the Company since 1998.	239,025	-	*

DIRECTORS WHOSE TERMS EXPIRE IN 2004 AND NOMINEES FOR DIRECTORS

			Amount of Beneficial
			Ownership of Shares of
Name and Age as of the		Position, Principal Occupation, Business Experience and Directorships for	Common Stock and Options (d)
May 17, 2004 Meeting Date		the Last Five Years	Shares (a)	Options (b)%
J. Paul McNamara	55	Former President and Chief Operating Officer of Sequoia Bancshares, Inc. Vice Chairman of United Bank (VA). Director of the Company since 2003.	160,140	-	*
G. Ogden Nutting	68	President of ONI, Inc., formerly The Ogden Newspapers, Inc. Director of the Company since 1986.	654,656	-	1.48%
William C. Pitt, III	59	Hotel and Resort Developer. Director of the Company since 1987.	3,250	-	*
I. N. Smith, Jr.	71	President of Kanawha-Roxalana Company. Consultant for United. Director of the Company since 1986.	307,706	-	*
James G. Tardiff	57	Former Chairman and Chief Executive Officer of Sequoia Bancshares, Inc. Director of United Bank (VA). Director of the Company since 2003.	153,470	-	*
Mary K. Weddle	54	CPA and Senior Vice President of Long & Foster Real Estate, Inc. Director of United Bank (VA).	4,515	-	*
P. Clinton Winter, Jr	56	President of Bray & Oakley Insurance Agency. Director of the Company since 1996.	482,754	-	1.09%
All Directors, Nominees and Executive Officers as a Group (27 persons)			5,615,325	573,937	13.98%

*	Indicates the director owns less than 1% of United’s issued and outstanding shares.

(a)	Includes shares held by United Bank’s (WV) Trust Department as follows: Mr. Adams, 32,636 shares; Mr. Astorg, 6,444 shares; Mr. Fahlgren, 363,348 shares; Mr. Graff, 20,000 shares; Mr. Smith, 306,006 shares; non-director executive officers as a group, 6,109 shares; and 2,177,714 shares in which the voting authority is exercised by United Bank’s (WV) Board of Directors.

(b)	Includes shares of common stock that may be acquired within sixty (60) days of March 29, 2004, through the exercise of stock options pursuant to United’s Stock Option Plans.

(c)	H. Smoot Fahlgren is the father-in-law of F. T. Graff, Jr.

(d)	Unless otherwise indicated, beneficial ownership shares listed represent sole voting power. The following number of shares may be held in the name of spouses, children, certain relatives, trust, estates, and certain affiliated companies as to which shared voting and/or shared investment powers may exist: Mr. Adams, 77,742 shares; Mr. Blair, 11,340 shares; Mr. Caperton, 25,022 shares; Mr. Graff, Jr., 20,000 shares; Mr. McNamara, 40,800 shares; Mr. Nutting, 654,656 shares; Mr. Smith, Jr., 307,706 shares; and Mr. Winter, Jr.; 43,692 shares.

Information as to Directors Who Will Not Stand for Re-election

     After more than twelve years of service, Warren A. Thornhill, III and James W. Word, Jr. are both retiring from the Board of Directors when their current terms expire at this Annual Meeting as a result of the mandatory age requirements of United’s Corporate Governance Policy. United has benefited from and is grateful for the wisdom and guidance provided by Messrs. Thornhill and Word during their period of service to the Company.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Directors and Named Executive Officers

     As of March 10, 2004, directors of the Company owned beneficially, directly or indirectly, the number of shares of common stock indicated in the preceding table.

     The following table sets forth certain information regarding the named executive’s beneficial ownership of common stock of United as of March 10, 2004:

		Shares of Common
		Stock of the Company
		Beneficially Owned (1)
Title of Class	Name of Officer	Number of Shares	Percent of Class
Common Stock	Richard M. Adams	733,449	1.66%
Common Stock	Steven E. Wilson	171,911	0.39%
Common Stock	James B. Hayhurst, Jr.	126,789	0.29%
Common Stock	Kendal E. Carson	45,546	0.10%
Common Stock	James J. Consagra, Jr.	71,966	0.16%

(1)	The amounts shown represent the total shares owned directly and indirectly by such named executive officers. The Direct shares include shares that are issuable upon the exercise of all stock options currently exercisable, as follows: Mr. Adams — 217,356; Mr. S. Wilson — 78,356; Mr. Hayhurst — 70,790; Mr. Carson — 44,250; and Mr. Consagra — 69,200. The indirect shares include those shares owned by spouses and immediate family members, shares held in trust in which the executive is a beneficiary, and shares held by a corporation which the executive controls.

     All directors and executive officers as a group beneficially owned 6,189,262 shares or 13.98% of the Company’s common stock.

Principal Shareholder of United

     The following table lists each shareholder of United who is the beneficial owner of more than 5% of United’s common stock, the only class of stock outstanding, as of March 10, 2004.

		Amount and Nature of	Percent of
Title of Class	Name and Address of Beneficial Owner	Beneficial Ownership (1)	Class
Common Stock	United Bank (WV) Trust Department 514 Market Street, Parkersburg, WV 26101 (2,912,257 shares or 6.58% are registered under the nominee name of Parbanc Co.)	2,177,714	4.92%

(1)	United Bank (WV), a wholly-owned subsidiary of United and its Trust Department, holds in fiduciary or agency capacity 2,912,257 shares or 6.58% of United’s stock. The investment authority for these shares is held by the Trust Department and is exercised by United Bank’s (WV) Board of Directors. Of these total shares, the Trust Department also holds sole voting authority for 2,177,714 shares or 4.92% of United’s outstanding common stock, by United Bank’s (WV) Board of Directors, exercises this voting authority.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of holdings and transactions in United shares with the Securities and Exchange Commission (“SEC”). To our knowledge, based solely on our review of the copies of such reports furnished and written representations that no other reports were required during 2003, we believe that in 2003 our directors and executive officers met all applicable SEC filing requirements except Thomas J. Blair, III did not timely file one report involving seven transactions during the period.

Related Shareholder Matters

     The following table discloses the number of outstanding options granted by United to participants in equity compensation plans, as well as the number of securities remaining available for future issuance under these plans, as of March 10, 2004. The table provides this information for equity compensation plans that have and have not been approved by shareholders.

Number of
	Number of		securities
	Securities to be		remaining available
	issued upon	Weighted-average	for future issuance
	exercise of	exercise price of	under equity
Plan Category	outstanding options	outstanding options	compensation plans
Equity Compensation Plans approved by Shareholders	1,710,227	$24.40	1,119,292
Equity Compensation Plans not approved by Shareholders (1)	—	—	—

Total	1,710,227	$24.40	1,119,292

(1)	The table does not include information for equity compensation plans assumed by United in connection with mergers and acquisitions and pursuant to which there remain outstanding options (collectively, “Assumed Plans”), which include the following: Century Bancshares, Inc., Fed One Bancorp, Inc., GrandBanc, Inc., and Sequoia Bancshares, Inc. A total of 343,574 shares of United common stock may be purchased under the Assumed Plans, at a weighted average exercise price of $8.98. No further grants may be made under any Assumed Plan.

GOVERNANCE OF THE COMPANY

Board and Committee Membership

     The committee descriptions and membership set forth below are those applicable as of the mailing date of this proxy statement.

     During 2003, the Board of Directors met five (5) times. The Board of Directors of the Company has four (4) standing committees: The Executive Committee, Audit Committee, Compensation Committee, and Nominating and Governance Committee. During 2003, each director attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and all committees of the Board on which he served except W. Gaston Caperton, III. Although there is no formal written policy, attendance at the annual meeting by directors is expected. Fifteen of the sixteen directors attended the 2003 Annual Meeting.

The Executive Committee

     The Executive Committee is comprised of nine (9) directors, Richard M. Adams, Chairman, W. Gaston Caperton, III, H. Smoot Fahlgren, F. T. Graff, Jr., Russell L. Isaacs, John M. McMahon, G. Ogden Nutting, Warren A. Thornhill, III and P. Clinton Winter, Jr. The Executive Committee exercises all the authority of the Board of Directors whenever the Board of Directors is not meeting unless prohibited by law or under the provisions of the articles of incorporation or bylaws of the Corporation. The Board of Directors has specifically empowered the

Executive Committee to investigate mergers and acquisitions by marshaling necessary information and data to evaluate the advisability of mergers and acquisitions and to report their findings to the Board of Directors. The Board of Directors may accept, ratify, approve, amend, modify, repeal or change the actions of the Executive Committee. During 2003, the Executive Committee met two (2) times.

The Audit Committee

     The Audit Committee has the primary responsibility to review and evaluate significant matters relating to audit, internal control and compliance. It reviews, with representatives of the independent auditors, the scope and results of the audit of the financial statements, audit fees and any recommendations with respect to internal controls and financial matters. The United Bankshares, Inc. Board of Director’s Audit Committee Charter, as approved by the Board of Directors, governs the Audit Committee. Members of this committee for 2003 were Robert G. Astorg, Chairman, P. Clinton Winter, Jr., James W. Word, Jr., and R. Terry Butcher, who is a director of one of United’s subsidiary banks. The Audit Committee met four (4) times during 2003. Since Mr. Butcher is not a member of United Bankshares, Inc. Board of Directors, Mr. Butcher does not meet the independence requirements as established by NASDAQ. Appropriately, Mr. Butcher resigned from the Audit Committee on December 31, 2003. Effective January 1, 2004, the Board of Directors appointed Mr. Russell Isaacs to replace Mr. Butcher. All members of the Audit Committee for 2004 will be independent directors. The Audit Committee Charter is included as Exhibit A to this Proxy Statement. The Audit Committee Report is set forth on page 20.

The Compensation Committee

     The Compensation Committee recommends executive officer compensation to the Board of Directors. Members of this committee are Russell L. Isaacs, Chairman, W. Gaston Caperton, III, H. Smoot Fahlgren, F. T. Graff, Jr., John M. McMahon, G. Ogden Nutting, Warren A. Thornhill, III and P. Clinton Winter, Jr. The Compensation Committee met two (2) times during the year.

The Nominating and Governance Committee

     The purposes of the Nominating and Governance Committee are to evaluate and recommend candidates for election as directors, make recommendations concerning the size and composition of the Board of Directors, develop and implement United’s corporate governance policies, develop specific criteria for director independence, and assess the effectiveness of the Board of Directors.

     Nominations to the Board of Directors by a shareholder may be made only if such nominations are made in accordance with the procedures set forth in Article II, Section 5 of the Restated Bylaws of United, which section, in full, is set forth below:

Section 5. Nomination of directors. Directors shall be nominated by the Board prior to the giving of notice of any meeting of shareholders wherein directors are to be elected. Additional nominations of directors may be made by any shareholder; provided that such nomination or nominations must be made in writing, signed by the shareholder and received by the Chairman or President no later than ten (10) days from the date the notice of the meeting of shareholders was mailed; however, in the event that notice is mailed less than thirteen (13) days prior to the meeting, such nomination or nominations must be received no later than three (3) days prior to any meeting of the shareholders wherein directors are to be elected.

     In evaluating and determining whether to nominate a candidate for a position on United’s Board, the Committee considers the criteria outlined in United’s corporate governance policy, which include the independence of the proposed nominee, diversity, age, skills and experience in the context of the needs of the Board. United regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. Candidates may come to the attention of the Committee from current

Board members, shareholders, professional search firms, officers or other persons. The Committee will review all candidates in the same manner regardless of the source of the recommendation. Lawrence K. Doll and Mary K. Weddle, first time nominees for Director, were recommended by a non-management director and were considered and approved by the Nominating and Governance Committee for recommendation to shareholders for election.

     Members of the Nominating and Governance Committee, composed of independent directors, are G. Ogden Nutting, Chairman, W. Gaston Caperton, III, H. Smoot Fahlgren, F. T. Graff, Jr., Russell L. Isaacs, John M. McMahon, Warren A. Thornhill, III and P. Clinton Winter, Jr. The Nominating and Governance Committee met three (3) times during the year. The charter for this committee is available on the corporate website under Policies at “www.ubsi-wv.com”.

Related Party Transactions

     United’s subsidiaries have had, and expect to have in the future, banking transactions with United and with its officers, directors, principal shareholders, or their interests (entities in which they have more than a 10% interest). The transactions, which at times involved loans in excess of $60,000, were in the ordinary course of business and were made on substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the time for comparable transactions. United’s subsidiary banks are subject to federal statutes and regulations governing loans to officers and directors and extend loans in compliance with such laws and only with the approval of the Board of Directors.

     F. T. Graff, Jr., a member of the Board of Directors of United, is a partner in the law firm of Bowles Rice McDavid Graff & Love PLLC in Charleston, West Virginia. Bowles Rice McDavid Graff & Love PLLC rendered legal services to United during 2003 and it is expected that the firm will continue to render certain services in the future. The fees paid to Bowles Rice McDavid Graff & Love PLLC represent less than 5% of that firm’s revenues for the year 2003.

Director Compensation

     Non-employee directors of the Company receive a retainer of $750 per month regardless of meeting attendance.

     Each non-employee director who serves on the Executive, Audit, Compensation, and Nominating and Governance Committees receives a fee of $750 for each United Board Committee Meeting attended except for Mr. Astorg, Mr. Isaacs, and Mr. Nutting. As Chairman of the Audit Committee, Mr. Astorg receives a retainer payment of $750 per month without regard to committee meeting attendance. As Chairman of the Compensation Committee, Mr. Isaacs receives a retainer payment of $750 per quarter without regard to committee meeting attendance. As Chairman of the Nominating and Governance Committee, Mr. Nutting receives a retainer payment of $750 per quarter without regard to committee meeting attendance.

Executive Officers

     Set forth below are the executive officers of United and relations that exist with affiliates and others for the past five years.

			Principal Occupation and
			Banking Experience During
Name	Age	Present Position	the Last Five Years
Richard M. Adams	57	Chairman of the Board & Chief Executive Officer - United; Chairman of the Board & Chief Executive Officer – United Bank (WV)	Chairman of the Board & Chief Executive Officer - United; Chairman of the Board & Chief Executive Officer – United Bank (WV)
Richard M. Adams, Jr.	35	Executive Vice-President - United; Executive Vice-President – United Bank (WV)	Senior Vice-President – United Bank (WV) President – United Brokerage Co.
Kendal E. Carson	48	Executive Vice-President - United; President & Chief Executive Officer – United Bank (VA)	Executive Vice-President – United Bank (VA); Executive Vice-President – George Mason Bank
James J. Consagra, Jr.	43	Executive Vice-President -United; Executive Vice-President & Chief Financial Officer-United Bank (VA)	Executive Vice-President -United; Executive Vice-President & Chief Financial Officer-United Bank (VA); Treasurer - George Mason Bankshares, Inc.; Executive Vice-President — George Mason Bank
James B. Hayhurst, Jr.	57	Executive Vice-President -United; Executive Vice-President – United Bank (WV)	Executive Vice-President -United; Executive Vice-President – United Bank (WV)
John Neuner, III	58	Executive Vice-President - United; Executive Vice-President – United Bank (WV)	Executive Vice-President -United; Executive Vice-President –United Bank (WV)
Joe L. Wilson	56	Executive Vice-President -United; Executive Vice-President – United Bank (WV)	Executive Vice-President -United; Executive Vice-President – United Bank (WV)
Steven E. Wilson	55	Executive Vice-President, Chief Financial Officer, Treasurer & Secretary -United; Executive Vice-President, Chief Financial Officer, Treasurer & Secretary – United Bank (WV)	Executive Vice-President, Chief Financial Officer, Treasurer & Secretary -United; Executive Vice-President, Chief Financial Officer, Treasurer & Secretary – United Bank (WV)

Richard M. Adams and Richard M Adams, Jr. are father and son.

EXECUTIVE COMPENSATION

Cash Compensation

     The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Company’s chief executive officer and each of the Company’s other four most highly compensated executive officers during the last three fiscal years.

Summary Compensation Table
					Long-term
	Annual Compensation				Compensation
						All Other
				Other	Securities	Compen-
Name and			Bonus ($)	Compensation	Underlying	sation
Principal Position	Year	Salary ($)	(1)	($) (2)	Options (#)	($) (3)
Richard M. Adams	2003	562,000	346,500	0	30,000	7,500
Chairman of the Board	2002	527,500	385,000	0	30,000	6,875
and Chief Executive Officer	2001	476,608	341,300	0	30,000	6,600
Steven E. Wilson	2003	227,333	101,280	0	15,000	7,533
Executive Vice President,	2002	216,667	112,500	0	15,000	6,932
Chief Financial Officer,	2001	204,808	101,250	0	14,400	6,607
Secretary and Treasurer
James B. Hayhurst, Jr.	2003	194,833	59,850	0	10,000	6,403
Executive Vice President	2002	186,667	66,500	0	10,000	6,233
	2001	179,850	52,000	0	9,000	5,062
Kendal E. Carson	2003	195,134	67,500	0	10,000	3,125
Executive Vice President	2002	183,600	75,000	0	10,000	5,000
	2001	177,083	52,500	0	9,000	4,427
James J. Consagra, Jr.	2003	186,166	67,000	0	10,000	5,000
Executive Vice President	2002	175,897	75,000	0	10,000	5,000
	2001	167,083	52,500	0	9,000	3,759

(1)	Bonuses are disclosed in the year earned, although paid in the following year. Historically, the Company disclosed bonuses in the year paid.

(2)	The aggregate value of all perquisites and other personal benefits did not exceed either $50,000 or 10% of the total annual salary and bonus reported for the named executive officers; therefore, no disclosure has been made.

(3)	The amounts included in “All Other Compensation” consist entirely of United’s contributions on behalf of the listed officers to the 401(K) Plan.

Stock Options Grants in 2003

     The following table sets forth information concerning individual grants of options to purchase the Company’s Common Stock made to the named executives in 2003.

Stock Option Grants in Last Fiscal Year
	Number of		% of Total Options
	Securities		Granted to All			Grant Date Present
	Underlying Options		Employees in Fiscal	Exercise of Base		Value ($)
Name	Granted (#)		Year	Price ($/Share)	Expiration Date	(2)
Richard M. Adams	30,000	(1)	8.99%	30.20	11/06/2013	159,600
Steven E. Wilson	15,000	(1)	4.50%	30.20	11/06/2013	79,800
James B. Hayhurst, Jr.	10,000	(1)	3.00%	30.20	11/06/2013	53,200
Kendal E. Carson	10,000	(1)	3.00%	30.20	11/06/2013	53,200
James J. Consagra, Jr.	10,000	(1)	3.00%	30.20	11/06/2013	53,200

(1)	Granted under the 2001 Incentive Stock Option Plan. The option exercise price is the market value of United’s stock at the date the option was granted. All options granted under this plan are exercisable in accordance with a three-year vesting schedule: 50% after the first year; 75% after the second year; and 100% after the third year.

(2)	Calculated using the Black-Scholes pricing model. The assumptions used in determining the valuation of these options using this methodology are as follows: average expected life of options of 7 years; risk-free interest rate of 3.90%; a volatility factor of 0.209; and a dividend yield of 3.48%.

Stock Option Exercises and Year-end Value Table

     The following table sets forth certain information regarding individual exercises of stock options during 2003 by each of the named executives.

	Aggregate Stock Option Exercises in Last Fiscal Year and FY-End Stock Option Plan
				Value of Unexercised
			Number of Unexercised	In-the-Money Stock
			Stock Options at Fiscal	Options at Fiscal Year
	Shares Acquired on	Value	Year End #	End ($)
Name	Exercise (#)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable
Richard M. Adams	20,000	337,800	217,356/52,500	2,295,922/87,525
Steven E. Wilson	0	0	78,356/26,100	635,670/43,152
James B. Hayhurst, Jr.	6,500	105,755	70,790/17,250	761,411/28,158
Kendal E. Carson	0	0	45,250/17,250	473,381/28,158
James J. Consagra, Jr.	0	0	69,200/17,250	996,974/28,158

Compensation Committee Report

     The Compensation Committee is responsible for administration of United Bankshares, Inc.’s (United’s) Executive Compensation programs. This includes recommendations related to base salary, short-term incentives and long-term stock option incentives for all Executive Officers of the Company.

     The Compensation Committee’s Executive Compensation policies, developed based on competitive information, are designed to provide competitive levels of compensation that integrate pay with United’s annual and long-term performance goals and assist in attracting and retaining qualified executives.

     Periodically the Committee retains the services of nationally recognized compensation consulting firms to do extensive reviews of the compensation program for all Executive Officers.

     Buck Consultants, a global human resources consulting firm, previously reported to the Committee that the total compensation plan for Executive Officers was conservative related to peer banking companies. Of the three primary aspects of total compensation, salary, annual incentive, and long-term incentives/stock options, UBSI salaries were found to be the most conservative form of pay. Option awards approached the median. The Bank Compensation Strategies Group reported similar findings.

     Executive Officers are paid base salaries determined by the value of their position compared to published survey data, information gathered on competing banks of similar size and the officer’s individual performance level.

     The short-term Incentive Plan stresses reward for achievement of performance goals set each year. Each Executive Officer participates in a pool of funds set aside for this purpose. Participation level is based on a rating system tied to accomplishment of assigned goals as well as a specific formula, which relates the incentive award to a percentage of salary range midpoint. Company performance must exceed peer performance to activate compensation incentives.

     The United management team should share the same goals as its shareholders. Toward this end, the long-term Incentive Stock Option Plan is designed to provide an ownership opportunity to key management personnel. Stock ownership provides an ever-important stockholder perspective necessary for successful management of the company. Awards are based on industry guidelines, which relate base compensation to stock price. Grant calculations are tested for reasonableness against competitive industry data, keeping in mind cumulative ownership targets.

     Buck Consultants and the Bank Compensation Strategies Group reported that stock option grants to Executive Officers have historically been conservative when compared to general industry and practices for major regional banking organizations. The most recent share allocations as a percentage of outstanding shares have been consistent with competitive practices in the banking industry.

     Peer group performance analysis is a continual process at United. Data provided by the Federal Reserve Bank Holding Company Performance Report is analyzed quarterly. Proxy data on an appropriate group of individual financial institutions is used to evaluate operating performance and profitability. United consistently performs well compared to peer.

     Richard Adams, Chief Executive Officer, is awarded a pro-rata share of the established short-term incentive pool based on his performance rating assigned by the Committee. The Buck Consultants’ report concluded that total cash compensation for the position of CEO is conservative compared to peer banking companies. UBSI’s CEO was positioned below the median. Bank Compensation Strategies Group reported cash compensation for the CEO to be somewhat low based on the performance levels of the peer group.

     Stock option shares granted to Mr. Adams were determined to be competitive when compared by Buck Consulting to the grant practices of a broad spectrum of banking organizations.

     Mr. Adams at age 57 has served the company for 35 years; 27 of those years he has been responsible for motivating and building the organization.

     Since 1990, UBSI stock has outperformed the S&P 500 and the KBW Bank Index. Dividends to shareholders have increased for 30 consecutive years for an annual compound growth rate of 10.2%. United’s pay for performance compensation program emphasizing written performance objectives has been a major contributor to our ability to consistently enhance long-term shareholder value.

     No member of the Committee is a former or current officer or employee of United.

COMPENSATION COMMITTEE

Russell L. Isaacs, Chairman	F. T. Graff, Jr.	G. Ogden Nutting
W. Gaston Caperton, III	John M. McMahon	W. A. Thornhill, III
H. Smoot Fahlgren		P. Clinton Winter, Jr.

Compensation Committee Interlocks and Insider Participation

     F. T. Graff, Jr., a member of the Board of Directors of United, its Executive Committee and the Board’s Compensation and Nominating and Governance Committees, is a partner in the law firm of Bowles Rice McDavid Graff & Love in Charleston, West Virginia. Bowles Rice McDavid Graff & Love rendered legal services to United and United Bank (WV) during 2003 and it is expected that the firm will continue to render certain services to both in the future. The fees paid to Bowles Rice McDavid Graff & Love represent less than 5% of that firm’s revenues for 2003.

Stock Performance Graph

     The following graph compares United’s cumulative total shareholder return on its common stock for the five year period ending December 31, 2003, with the cumulative total return of the Standard and Poor’s Midcap 400 Index and with the NASDAQ OTC Bank Index. There is no assurance that United’s common stock performance will continue in the future with the same or similar trends as depicted in the graph. The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent United specifically incorporates this graph by reference, and shall not otherwise be filed under such Acts.

UNITED BANKSHARES, INC.
Total Return Analysis
200
100
0
DOLLARS
1998
1999
2000
2001
2002
2003
YEAR
United Bankshares
NASDAQ Bank Index
S & P Mid-Cap Index

		NASDAQ	S&P
	UBSI	BANK	MIDCAP
1998	100.000	100.000	100.000
1999	93.171	94.233	114.672
2000	86.438	110.846	134.700
2001	121.557	124.878	133.945
2002	126.429	133.545	114.527
2003	140.381	177.625	155.265

Employment Contracts

     Richard M. Adams, Chairman and Chief Executive Officer of United and United Bank (WV), entered into an employment contract with United effective April 11, 1986. The original term of Mr. Adams employment contract was five years commencing on March 31, 1986, with the provision that the contract could be extended annually for one (1) year to maintain a rolling five (5) year contract. This contract was amended in November, 2002, toextend the initial term of the contract through March 31, 2008 with the provision for additional one (1) year term extensions by the Executive Committee with the approval of Mr. Adams. Under the amended contract Mr. Adams is required to devote his full-time energies to performing his duties as Chairman and CEO on behalf of United and its subsidiaries. The contract provides for a base compensation of $536,000 and additional benefits consistent with the office. This base compensation may be increased but not decreased. If the contract is terminated for any reason other than mutual consent or cause. Mr. Adams, or his family or estate, is entitled to his base salary for a sixty (60) month period. Under Mr. Adams contract, cause is defined as based on (i) excessive, unapproved absences, (ii) gross or willful neglect of duty that results in some substantial loss to United, or (iii) fraud or commission of any criminal act, if proven. If the contract is terminated by mutual consent, Mr. Adams, his family or estate are entitled to receive the amount mutually agreed upon by Mr. Adams and United. If the contract is terminated for cause, United shall pay Mr. Adams’ base salary only for the period of his active full-time employment to the date of termination.

     The contract between Mr. Adams and United also provides for an additional gross-up payment by United to Mr. Adams in the event that a payment or distribution pursuant to the contract would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended. Any calculated gross-up payment amount shall be equal to one hundred percent (100%) of the excise tax plus one hundred percent (100%) of any federal, state and local income taxes plus the additional excise tax on the gross-up amount. Any gross-up payment pursuant to the contract must be paid to Mr. Adams within 30 days of the receipt of the amount determined.

     United and United Bank (WV) also entered into an employment agreement with I. N. Smith, Jr. on December 17, 1985. The term of the agreement extends until Mr. Smith reaches the age of 75. Under his employment agreement, Mr. Smith provides such consulting and advisory services as United may request, and receives for such services an annual fee of $36,000 until he reaches age 70, and $30,000 thereafter. In addition, United agrees to use its best efforts to nominate and elect Mr. Smith to the Company’s Board of Directors.

     James G. Tardiff and J. Paul McNamara entered into separate Executive Agreements with United, Sequoia Bankshares, Inc. (“Sequoia”) and SequoiaBank, the subsidiary of Sequoia, on April 4, 2003. Upon completion of United’s merger with Sequoia on October 11, 2003, these Executive Agreements terminated Messrs. Tardiff’s and McNamara’s employment with Sequoia. In addition, under the Executive Agreements, United paid $1,072,500 to each executive and provided three additional years of credited service under their respective salary continuation agreements, which salary continuation agreements were assumed by United upon completion of the merger. The salary continuation agreements provide Messrs. Tardiff and McNamara with certain retirement, disability and death benefits. Messrs. Tardiff and McNamara have each agreed that, during the term of the agreement and for two years after its termination, they will not work for or serve as a director of a competing business in Maryland, Virginia or Washington, D.C., nor will they disclose confidential business information or solicit United employees to join a competing business entity. Under the Executive Agreements, if any payments made to Messrs. Tardiff and McNamara were deemed to be “excess parachute payments” under Section 280G of the Internal Code and thus subject to a 20% excise tax under Section 4999 of the Internal Revenue Code, United agreed to reimburse them for the excise tax and any related taxes and penalties, so that they will receive the same amounts they would have received had they not been subject to the excise tax

     United and Mr. Tardiff entered into a consulting agreement that is effective from January 2, 2004 through December 31, 2004. During the agreement term, Mr. Tardiff serves as a consultant to United, is a member of its board of directors, provides advice on the promotion of various products and services, and assists with strategic planning and the merger transition process. In exchange for his consulting services, Mr. Tardiff receives cash compensation of $250,000, credit for an additional year of service under the salary continuation agreement that was assumed by United, and continued health and welfare benefits. Mr. Tardiff agreed that, during the term of the consulting agreement and for two years after it expires, he will not work for or serve as a director of a competing business in Maryland, Virginia or Washington, D.C., nor will he disclose confidential business information or solicit employees of United to work for a competitor.

     Mr. McNamara entered into an employment agreement with United, effective as of October 11, 2003. During the three-year term of the agreement, Mr. McNamara serves as Vice Chairman of United Bank (VA) and a member of United’s Board of Directors. Mr. McNamara receives an annual base salary of $250,000 and is entitled to participate in incentive bonus, retirement, and health and welfare benefit programs and receive certain perquisites, including use of an automobile and paid country club memberships. In addition, United granted Mr. McNamara 20,000 options to purchase stock under United’s 2001 Incentive Stock Option Plan pursuant to the employment agreement. Upon a termination of the employment agreement for any reason, Mr. McNamara will be fully vested in the normal retirement benefit provided for under the salary continuation agreement assumed by United, and United will continue his participation in health and welfare benefits, or provide similar coverage, for a period of 36 months.

During his employment and for two years following termination of employment, Mr. McNamara agrees not to work for or serve as a director of a business competitor in Maryland, Virginia or Washington, D.C. and to refrain from disclosing confidential business information or soliciting employees of United for a competing business.

Change of Control Agreements

     In March of 1994, United entered into agreements with Steven E. Wilson, James B. Hayhurst, Jr. and Joe L. Wilson to encourage those executive officers not to terminate their employment with United because of the possibility that United might be acquired by another entity. In August of 2000, United entered into similar change of control agreements with Richard M. Adams, Jr., Kendal E. Carson, James J. Consagra, Jr. and John Neuner, III. On April 4, 2003, United entered into an employment agreement with J. Paul McNamara that contained change in control provisions similar to agreements with Messrs. Wilson, Hayhurst, Wilson, Adams, Carson, Consagra and Neuner. The Board of Directors determined that such an arrangement was appropriate, considering the entry of large regional bank holding companies into West Virginia. The agreements were not undertaken in the belief that a change of control of United was imminent.

     Generally, the agreements provide severance compensation to those officers if their employment should end under certain specified conditions after a change of control of United. Compensation is paid upon any involuntary termination following a change of control unless the officer is terminated for cause. In addition, compensation will be paid after a change of control if the officer voluntarily terminates employment because of a decrease in the total amount of the officer’s base salary below the level in effect on the date of consummation of the change of control, without the officer’s consent; a material reduction in the importance of the officer’s job responsibilities without the officer’s consent; geographical relocation of the officer without consent to an office more than fifty (50) miles from the officer’s location at the time of a change of control; failure by United to obtain assumption of the contract by its successor or any termination of employment within thirty-six (36) months after consummation of a change of control which is effected for any reason other than good cause.

     Under the agreements, a change of control is deemed to occur in the event of a change of ownership of United which must be reported to the Securities and Exchange Commission as a change of control, including but not limited to the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the “Exchange Act”)) of direct or indirect “beneficial ownership” (as defined by Rule 13d-3 under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of United’s then outstanding securities, or the failure during any period of two (2) consecutive years of individuals who at the beginning of such period constitute the Board for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors at the beginning of the period.

     Under the agreements, severance benefits include: (a) cash payment equal to the officer’s monthly base salary in effect on either (i) the date of termination; (ii) the date immediately preceding the change of control, whichever is higher, multiplied by the number of full months between the date of termination and the date that is thirty-six (36) months after the date of consummation of the change of control; (b) payment of cash incentive award, if any, under United’s Incentive Plan; (c) continuing participation in employee benefit plans and programs such as retirement, disability and medical insurance for a period of thirty-six (36) months following the date of termination.

     The agreements do not effect the right of United to terminate the officer, or change the salary or benefits of the officer, with or without good cause, prior to any change of control; provided, however, any termination or change which takes place after discussions have commenced which result in a change of control will be presumed to be a violation of the agreement and will entitle the officer to the benefits under the agreement, absent clear and convincing evidence to the contrary.

Employee Benefit Plans

     No directors or principal shareholders of United and its subsidiaries, other than those persons who are salaried officers, participate in any type of benefit plan of United.

     United’s subsidiaries provide, on a substantially non-contributory basis for all full-time employees, life, and disability insurance. Life insurance with value of 250% of base salary is provided to all full-time employees, including executive officers. The premiums paid by United for life insurance on any individual, which has a face value greater than $50,000 is properly reported as compensation. These plans do not discriminate, in scope, terms or operation, in favor of the executive officers of United or its subsidiaries and are available generally to all salaried employees of United and its subsidiaries.

     Each employee of United, or its participating subsidiaries, who completes one year of eligible service and is 21 years of age is eligible to participate in the Pension Plan. The plan is noncontributory on the part of the employee. Vesting is attained after five years of participation.

Pension Plan Table

     The table below illustrates the operation of United’s Pension Plan (the “Pension Plan”) by showing various annual benefits, after reduction for Social Security retirement income, assuming various annual base salaries and years of credited service. Benefit figures shown are computed on the assumption that participants retire at the normal retirement age of 65. For purposes of the table, it is assumed each participant is receiving benefits from the Pension Plan in the form of an accrued basis.

Years of Service
Remuneration	15	20	25	30	35
$125,000	$29,341	$39,122	$48,902	$48,902	$48,902
150,000	35,904	47,872	59,840	59,840	59,840
175,000	42,466	56,622	70,777	70,777	70,777
200,000	49,029	65,372	81,715	81,715	81,715
225,000	49,029	65,372	81,715	81,715	81,715
250,000	49,029	65,372	81,715	81,715	81,715
275,000	49,029	65,372	81,715	81,715	81,715
300,000	49,029	65,372	81,715	81,715	81,715
325,000	49,029	65,372	81,715	81,715	81,715
350,000	49,029	65,372	81,715	81,715	81,715
375,000	49,029	65,372	81,715	81,715	81,715
400,000	49,029	65,372	81,715	81,715	81,715
425,000	49,029	65,372	81,715	81,715	81,715
450,000	49,029	65,372	81,715	81,715	81,715
475,000	49,029	65,372	81,715	81,715	81,715
500,000	49,029	65,372	81,715	81,715	81,715
525,000	49,029	65,372	81,715	81,715	81,715
550,000	49,029	65,372	81,715	81,715	81,715
575,000	49,029	65,372	81,715	81,715	81,715
600,000	49,029	65,372	81,715	81,715	81,715
625,000	49,029	65,372	81,715	81,715	81,715
650,000	49,029	65,372	81,715	81,715	81,715
675,000	49,029	65,372	81,715	81,715	81,715

     The estimated credited years of service for each of the executive officers named in the Summary Compensation Table under the Pension Plan as of December 31, 2003, are as follows: Mr. Adams 35 years; Mr. S. Wilson 32 years; Mr. Hayhurst 32 years; Mr. Carson 6 years; and Mr. Consagra 6 years.

     Each employee of United, who completes ninety (90) days of qualified service, is eligible to participate in the United Savings and Stock Investment Plan, a deferred compensation plan under Section 401(k) of the Internal Revenue Code. Each participant may contribute from 1% to 100% of compensation to his/her account, subject to Internal Revenue Service maximum deferral limits. After one year of eligible service, United matches 100% of the first 2% of salary deferred and 25% of the second 2% of salary deferred with United stock. Vesting is 100% for employee deferrals and the company match at the time the employee makes his/her deferral.

     United employees may participate in an employee stock purchase plan whereby its employees may purchase shares of United’s common stock. Purchases made by employees under this plan are coordinated by the Personnel and Shareholder Relations Department of United Bank (WV), and involve stock purchased at market price for this purpose.

Supplemental Executive Retirement Agreements

     On July 27, 1990, United also entered into a Supplemental Retirement Agreement (“SERP”) with Mr. Richard Adams. The agreement was amended on November 1, 2001. This amended agreement provides for an annual supplemental retirement benefit upon his reaching age 65 or upon the later termination of his employment with United or an affiliated or successor entity to United, whichever last occurs. The annual benefit will be equal to seventy percent (70%) of the average of Mr. Adams’ three highest base salaries, reduced by benefits actuarially calculated at the time the supplemental retirement benefit becomes payable under (i) the United Pension Plan; (ii) social security; and the United Savings and Stock Investment Plan. The amended agreement also provides for reduced benefits for early retirement before age 65 as well as payments to his spouse or his estate if unmarried in the event of his death. The benefits under the amended agreement are fully vested in Mr. Adams and survive his termination of employment from United or an affiliated or successor entity to United for whatever reason, including but not limited to, change in control, dismissal with or without cause, voluntary termination, expiration of contract or disability.

     On October 1, 2003, United entered into Supplemental Retirement Agreements with the named executive officers, Kendal E. Carson, James J. Consagra, Jr., James B. Hayhurst, Jr., and Steven E. Wilson to encourage them to remain an employee of United. The SERP for Messrs. James B. Hayhurst, Jr. and Steven E. Wilson ensures that each of these participating executive officers, when retiring at age 65 or later, receives a level of retirement benefits, without regard to years of service, equal to 70% of the executive officer’s total base salary projected to be in effect at age 65 and is updated each January 1 by United. At the time one of these participating executive officers retires, the benefit the participant is entitled to through the SERP is calculated, and then funds from the following sources are deducted to determine the amount, if any, of the payment due under the SERP (i) the benefit under the Pension Plan; (ii) Social Security benefits payable; and (iii) any benefits under United’s Savings and Stock Investment Plan. The annual benefit will be paid monthly for a period of fifteen years. The executive may retire early at the age specified in the SERP and receive a benefit equal to 60% of the executives final pay based on the same provisions set forth above. The SERP for Messrs. Kendal E. Carson and James J. Consagra, Jr. ensures that each of these participating executive officers, will receive, at the age set forth in the SERP, an annual benefit equal to $100,000, paid in monthly installments for a period of 15 years. If the executive retires or leaves employment early, the executive will receive an accrual benefit set forth in a Schedule to the SERP, subject to a ten (10) year vesting schedule. This early termination benefit will be paid monthly for a period of fifteen (15) years.

AUDIT COMMITTEE AND INDEPENDENT AUDITORS

Audit Committee Report

     The United Bankshares, Inc. Audit Committee reviews United’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. United’s independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and the independent auditors the 2003 audited financial statements. This discussion included the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as Amended by Statement on Auditing Standards, No. 90, Communications with Audit Committees. In addition, the Audit Committee received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. And, the Audit Committee determined that the nonaudit services provided to the Company by the independent auditors are compatible with the auditors’ independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in United’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

     No member of the Audit Committee is a former or current officer or employee of United.

AUDIT COMMITTEE

Robert G. Astorg, Chairman	P. Clinton Winter, Jr.
James W. Word, Jr.	Russell L. Isaacs

Audit Committee Financial Expert

     The Board of Directors had determined that all audit committee members are financially literate under the NASDAQ listing standards. The Board also determined that Robert G. Astorg and Russell L. Isaacs qualify as an “audit committee financial expert’ as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

Pre-Approval Policies and Procedures

     The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting. During 2003 and 2002, all fees paid to Ernst & Young LLP were approved by the Audit Committee.

Independent Auditors

     Ernst & Young LLP, Charleston, West Virginia, has served as the independent auditors for United and its subsidiaries since 1986 and has been selected by the Board of Directors to continue as the independent auditors for United and its subsidiaries for the next fiscal year. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives of the firm will be available to respond to appropriate shareholder inquiries at the Annual Meeting.

Independent Auditor Fees Information

     Audit Fees. Fees for audit services were $433,411 in 2003 and $376,620 in 2002, including fees associated with the annual audit, the reviews of United’s quarterly reports on Form 10-Q and annual report on Form 10-K, and required statutory audits.

     Audit-Related Fees. Fees for audit-related services were $69,980 in 2003 and $74,880 in 2002. Audit-related services principally include audits of certain subsidiaries and employee benefit plans and common trust funds, and other attest services not classified as audit.

     Tax Fees. Fees for tax services, including tax compliance, tax advice and tax planning were $159,986 in 2003 and $501,795 in 2002.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATIONS OF DIRECTORS, AND OTHER BUSINESS OF SHAREHOLDERS

Nomination of Directors

     Nominations may be made only if such nominations are made in accordance with the procedures set forth in Article II, Section 5 of the Restated Bylaws of United, which section, in full, is set forth below:

Section 5. Nomination of directors. Directors shall be nominated by the Board prior to the giving of notice of any meeting of shareholders wherein directors are to be elected. Additional nominations of directors may be made by any shareholder; provided that such nomination or nominations must be made in writing, signed by the shareholder and received by the Chairman or President no later than ten (10) days from the date the notice of the meeting of shareholders was mailed; however, in the event that notice is mailed less than thirteen (13) days prior to the meeting, such nomination or nominations must be received no later than three (3) days prior to any meeting of the shareholders wherein directors are to be elected.

Stock Transfers

     United Bankshares, Inc. common stock is listed on NASDAQ, National Association of Securities Dealers Quotation System, National Market System. The quotation symbol is “UBSI”.

Shareholder Proposals for 2005 Annual Meeting

     Presently, the next annual meeting of United shareholders is scheduled for May 16, 2005. Any shareholder proposals to be presented at that 2005 Annual Meeting must be received at the principal office of United no later than December 8, 2004. If the scheduled date for the 2005 Annual Meeting is changed by more than thirty (30) days, shareholders will be informed of the new meeting date and the revised date by which shareholder proposals must be received.

Shareholder Account Maintenance

     Mellon Investor Services LLC acts as our Transfer Agent. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer common shares and similar issues can be handled by contacting the Shareholder Relations Department, (304) 424-8800, or by writing to us at the corporate offices located at United Square, Fifth and Avery Streets, Parkersburg, West Virginia 26101.

Shareholder Communications

     Shareholders of UBSI may communicate with the Board of Directors, including non-management Directors, by sending a letter to UBSI Board of Directors, c/o Steven Wilson, Corporate Secretary, 514 Market Street, Parkersburg, WV, 26101. Communications sent by qualified shareholders for proper, non-commercial purposes will be transmitted to the Board of Directors or appropriate committee as soon as practicable.

FORM 10-K

     The Company will furnish without charge to each person whose proxy is being solicited, upon the request of any such person, a copy of the Company’s annual report on Form 10-K for 2003. Requests for copies of such report should be directed to Shareholder Relations, United Bankshares, Inc., P. O. Box 1508, Parkersburg, West Virginia 26102.

     Whether or not you plan to attend the Meeting, please mark, sign, date and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

By Order of the Board of Directors

Richard M. Adams
April 8, 2004	Chairman of the Board and Chief Executive Officer

EXHIBIT A
UBSI/UB-WV/UB-VA
Audit Committee Charter

Organization

This Charter shall govern the operations of the Audit Committee (hereinafter “Committee”) of United Bankshares, Inc. (hereinafter “Company”). The Committee shall review and reassess the Charter on a quarter to quarter basis. At least annually, the Committee shall inform the Company’s Board of Directors (hereinafter “Board”) of all changes made to the Charter and thereupon obtain approval for such changes from the Board. The Board shall appoint the Committee. No fewer than four persons shall sit on the Committee and all members of the Committee shall be independent of the Company and its management. Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of the stock exchange listing standards. All Committee members shall be financially literate, and at least one member shall be a “financial expert,” as defined by the SEC regulations.

Purpose

The Committee shall provide assistance to the Board in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: (1) the integrity of the Company’s financial statements; (2) the financial reporting process, the systems of internal accounting and financial controls; (3) the performance of the Company’s internal audit function and independent auditors; (4) the independent auditor’s qualifications and independence; and (5) the Company’s compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open communication with the independent auditors, the corporate auditor, and management.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties.

Duties and Responsibilities

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

     The Committee, in carrying out its responsibilities, shall make its policies and procedures flexible in order to best react to changing conditions and circumstances. The Committee shall take appropriate action to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following

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shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may change them as appropriate.

     The Committee shall be directly responsible for the appointment and termination, compensation, and oversight of the work of the Corporate Auditor, including approval of the annual budget for the Internal Audit Department.

     The Committee shall be directly responsible for the appointment and termination, compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and such auditors regarding financial reporting. The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services prohibited by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of the Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

     At least annually, the Committee shall obtain and review a report by the independent auditors describing:

•	The firm’s internal quality control procedures.

•	Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	All relationships between the independent auditors and the Company (to assess said auditors’ independence).

In addition, the Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards.

The Committee shall discuss with the corporate auditor and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the corporate auditor, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., Company’s Code of Ethics).

The Committee shall meet separately periodically with management, the corporate auditor, and the independent auditors to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the corporate auditor and the independent auditors to meet privately with the members of the Committee. The Committee shall review with the independent auditor any audit problems or difficulties and management’s response.

The Committee shall receive regular reports from the independent auditors on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

The Committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.

The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

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The Committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

The Committee shall review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including its judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

The Committee shall receive reports from the Company’s attorneys of evidence of a material violation of securities laws or breaches of fiduciary duty.

The Committee shall prepare its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

The Committee shall review, with management, and approve the adequacy of the Allowance for Possible Loan Losses on a quarterly basis.

The Committee shall review with management legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

The Committee shall review Internal Audit, Compliance, Loan Review and Quality Control findings on a quarterly basis.

The Committee shall review and approve credit information on major processors on an annual basis.

The Committee shall review and approve the Required Standards of the Trust Department Audits on an annual basis.

The Committee shall review and approve annually the Internal Audit Program and any deviation to the approved program.

The Committee shall submit minutes of all its meetings to the Board, and, if appropriate, discuss the matters covered by the said minutes with the Board.

The Committee shall perform such other functions as assigned to it by law, the Company’s Charter or by-laws or the Board.

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The Board of Directors recommends a vote FOR the following eighteen nominees:

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	Election of Directors.

FOR all nominees	WITHHOLD
listed (except as	AUTHORITY
marked to the	to vote for all
contrary)	nominees listed
☐	☐

2.	To transact other business that may properly come before the meeting.

FOR	AGAINST	ABSTAIN
☐	☐	☐

01.	Richard M. Adams	07.	H. Smoot Fahlgren	13.	G. Ogden Nutting
02.	Robert G. Astorg	08.	Theodore J. Georgelas	14.	William C. Pitt, III
03.	Thomas J. Blair, III	09.	F. T. Graff, Jr.	15.	I. N. Smith, Jr.
04.	Harry L. Buch	10.	Russell L. Isaacs	16.	James G. Tardiff
05.	W. Gaston Caperton, III	11.	John M. McMahon	17.	Mary K. Weddle
06.	Lawrence K. Doll	12.	J. Paul McNamara	18.	P. Clinton Winter, Jr.

If you wish to withhold your vote for any of the above nominees, so indicate by striking the name of the nominee.

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Dated:		, 2004

(Signature or Signatures)

“PLEASE MARK INSIDE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTES”

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

- FOLD AND DETACH HERE -

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/ubsi Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the Internet at www.ubsi-wv.com.

UNITED BANKSHARES, INC.

PROXY FOR 2004 ANNUAL SHAREHOLDERS’ MEETING

Know all men by these presents that the undersigned shareholder(s) of United Bankshares, Inc., Charleston, West Virginia does hereby nominate, constitute and appoint James J. Consagra, Jr. and Steven E. Wilson or either one of them, with full power to act alone as the true and lawful attorneys for the undersigned with full power of substitution for and in the name, place and stead of the undersigned to vote all the common stock of United Bankshares, Inc., standing in the undersigned’s name on its books on March 29, 2004, at the 2004 Annual Meeting of Shareholders to be held at The Blennerhassett Hotel, Fourth and Market Streets, Parkersburg, West Virginia, on May 17, 2004 at 4:00 p.m., local time or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

The undersigned acknowledges receipt of the Notice and Proxy Statement dated April 8, 2004, and hereby revokes all proxies previously given by the undersigned for said meeting.

This proxy confers authority to vote “FOR” the propositions listed below unless otherwise indicated. The Board of Directors recommends a vote “FOR” the proposals below. If any matter shall properly come before the meeting, or any adjournments thereof, this proxy will be voted on such matters in accordance with the judgment of the above proxies, based upon the conditions then prevailing and any recommendation of the Board of Directors.

Unless a different allocation is indicated, the proxies will vote your total cumulative vote ratably for the directors for whom you are voting unless directed otherwise by the Board of Directors of United Bankshares, Inc.

This proxy is solicited on behalf of the Board of Directors of United Bankshares, Inc. and may be revoked prior to its exercise.

Continued, and to be marked, dated and signed, on the other side. All joint owners must sign.

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.

Address Change/Comments (Mark the corresponding box on the reverse side)

- FOLD AND DETACH HERE -

Annual Meeting
of
United Bankshares, Inc.

Monday, May 17, 2004 at 4:00 p.m.

The Blennerhassett Hotel,
Fourth and Market Streets
Parkersburg, WV